UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
May 27, 2008 (May 21, 2008)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Stockholder Approval of Amendment and Restatement of 2006 Equity Incentive Compensation Plan and Amendments to Cash Bonus Plan.

At the 2008 annual meeting of stockholders of St. Mary Land & Exploration Company (the “Company” or “St. Mary”) held on May 21, 2008, the Company’s stockholders approved amendments to and a restatement of the St. Mary Land & Exploration Company 2006 Equity Incentive Compensation Plan (as amended, the “Plan”).  Such amendments and restatement were previously adopted by the Board of Directors of the Company, upon review and recommendation by the Compensation Committee of the Board of Directors (the “Compensation Committee”), subject to stockholder approval.

Among other amendments, the Plan was amended to increase the total number of shares of the Company’s common stock authorized for issuance pursuant to awards under the Plan from 2,000,000 shares to 3,500,000 shares.  The Plan was also amended to specifically provide for the issuance of performance shares and performance units to participants under the Plan and to provide the general terms and conditions thereof in the Plan.  The stockholders’ approval of the amendments to the Plan ensure that future awards under the Plan can be eligible for the “performance-based compensation” exemption from the limits on tax deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”).  Additionally, the Plan was amended to provide that, for all awards granted on or after May 21, 2008, in order for a participant to obtain an acceleration of vesting and payment of awards in the case of a change of control event, there must be both a change of control as well as a termination or substantial change in the participant’s employment with St. Mary as a result of the change of control.

In summary, the Plan provides for the grant of restricted stock, restricted stock units, nonqualified stock options, incentive stock options, stock appreciation rights, performance shares, performance units and stock based awards to key employees, consultants, and members of the Board of Directors of the Company or any affiliate of the Company who are selected by the Compensation Committee to receive equity-based incentive compensation under the Plan.

The foregoing summary of the Plan is subject to, and qualified in its entirety by, the complete text of the Plan, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

In addition, at the 2008 annual meeting of stockholders of the Company held on May 21, 2008, the Company’s stockholders approved previously reported amendments to the Company’s Cash Bonus Plan (as amended, the “ Bonus Plan”).  The stockholders’ approval of the Bonus Plan ensures that bonuses paid under the Bonus Plan can be eligible for the “performance-based compensation” exemption from the limits on tax deductibility imposed by Section 162(m).  A summary of the Bonus Plan was included in the Company’s Current Report on Form 8-K filed on April 3, 2008.  The Bonus Plan was filed as Exhibit 10.1 to such report and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is filed as part of this report:
	Exhibit 10.1	2006 Equity Incentive Compensation Plan As Amended and Restated as of March 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                ST. MARY LAND & EXPLORATION COMPANY

Date:	May 27, 2008	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Controller